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EXHIBIT 10.1

April 5, 2001

COL1-A1 MARKETING ARRANGEMENT

1.
This agreement is between Axis-Shield Diagnostics Limited, The Technology Park, Dundee DD2 1XA, Scotland (hereinafter referred to as A-S), and Specialty Laboratories, 2211 Michigan Avenue, Santa Monica, California 90404-3900 (hereinafter referred to as Specialty).

2.
The agreement relates to the A-S assay for detection of the COL1-A1 Sp1 binding site polymorphism as an aid to the identification of predisposition to osteoporosis and increased risk of bone fracture.

3.
A-S agrees to allow Specialty the right to offer the test commercially in the USA on an exclusive basis for [***]* from the date of this agreement.

4.
The kit will be supplied to Specialty packaged in A-S livery, in a 48 test RUO presentation, at a cost of [***]* per test, and [***]* day payment terms.

5.
Kits will be ordered by Specialty as appropriate, but with a 60 day lead time. A first order should be in place at signature of this agreement.

6.
Specialty will be expected to promote the assay in the US market, and to demonstrate this to A-S. [***]* will be considered for reduced price kits by A-S, provided A-S approves the protocol in principle and has access to the results. A-S will share its own clinical data with Specialty.

7.
This agreement does not preclude A-S undertaking clinical investigations with commercial organizations in the USA, provided that any such organizations do not offer the test on a commercial basis to third parties.

8.
A-S and Specialty shall meet to review progress at AACC in Chicago in July and later in 2001 as appropriate. If both parties are in agreement, this arrangement may be terminated before the end of the [***]* period of exclusivity if Axis-Shield can demonstrate that Specialty has failed to reasonably promote the assay. After formal review in [***]* months and assuming that Specialty has reasonably promoted the assay during the exclusivity period, A-S and Specialty will draw up an agreement for the COL1-A1 assay on a non-exclusive basis for [***]* onwards, on terms not less favorable than offered to others.

Axis-Shield Diagnostics, Limited	Specialty Laboratories, Inc.
/s/ GEORGE ZAJICEK Director	/s/ TOM KOSCO Thomas Kosco, General Counsel
*
Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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EXHIBIT 10.1
COL1-A1 MARKETING ARRANGEMENT